                                                                    EXHIBIT 10.1
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                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG

                             JLL ARGOSY APRIA, LLC,

                      CIBC WG ARGOSY MERCHANT FUND 2, LLC,

                     JOSEPH LITTLEJOHN & LEVY FUND III, L.P.

                                       AND

                           APRIA HEALTHCARE GROUP INC.




                          DATED AS OF FEBRUARY 3, 1998



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
                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----
                                     ARTICLE I
        Section 1.1   Definitions.................................................2
                      -----------
        Section 1.2   Index of Other Defined Terms................................4
                      ----------------------------

                                   ARTICLE II

PURCHASE AND SALE OF SHARES
        Section 2.1   Purchase and Sale of Shares.................................5
                      ---------------------------
        Section 2.2   Closing.....................................................5
                      -------
        Section 2.3   Delivery and Payment........................................6
                      --------------------

                                   ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
        Section 3.1    Organization and Qualification.............................7
                       ------------------------------
        Section 3.2    Capitalization.............................................7
                       --------------
        Section 3.3    Issuance, Sale and Delivery of Shares and Warrants.........8
                       --------------------------------------------------
        Section 3.4    Subsidiaries...............................................8
                       ------------
        Section 3.5    Authority Relative to This Agreement.......................8
                       ------------------------------------
        Section 3.6    Reports and Financial Statements...........................9
                       --------------------------------
        Section 3.7    Absence of Undisclosed Liabilities........................10
                       ----------------------------------
        Section 3.8    Absence of Certain Changes or Events......................10
                       ------------------------------------
        Section 3.9    Litigation................................................10
                       ----------
        Section 3.10  Information in Disclosure Documents........................11
                      -----------------------------------
        Section 3.11  Employee Benefit Plans.....................................11
                      ----------------------
        Section 3.12  Labor Matters..............................................11
                      -------------
        Section 3.13  ERISA......................................................11
                      -----
        Section 3.14  Company Action.............................................12
                      --------------
        Section 3.15  Financial Advisor..........................................13
                      -----------------
        Section 3.16  Compliance with Applicable Laws............................13
                      -------------------------------
        Section 3.17  Taxes......................................................13
                      -----
        Section 3.18  Patents, Trademarks, Etc...................................14
                      ------------------------
        Section 3.19  Product Liability..........................................14
                      -----------------
        Section 3.20  Healthcare Regulatory Compliance...........................14
                      --------------------------------


                                                                               Page
                                                                               ----
        Section 3.21   Environment...............................................15
                       -----------

                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF INVESTOR
        Section 4.1   Organization. .............................................15
                      ------------
        Section 4.2   Authority; Binding Effect..................................15
                      -------------------------
        Section 4.3   No Violation; Consents and Approvals.......................16
                      ------------------------------------
        Section 4.4   Acquisition of Shares for Investment.......................16
                      ------------------------------------
        Section 4.5   Absence of Litigation......................................16
                      ---------------------
        Section 4.6   Financing..................................................17
                      ---------

                                    ARTICLE V

CONDUCT OF BUSINESS
        Section 5.1   Conduct of Business by the Company.........................17
                      ----------------------------------
        Section 5.2   Notice of Breach...........................................19
                      ----------------

                                   ARTICLE VI

ADDITIONAL AGREEMENTS
        Section 6.1    Access and Information....................................19
                       ----------------------
        Section 6.2    SEC Filings...............................................20
                       -----------
        Section 6.3    Consents..................................................20
                       --------
        Section 6.4    Tender Offer..............................................21
                       ------------
        Section 6.5    Open Market Purchases.....................................22
                       ---------------------
        Section 6.6    Consent Solicitation......................................23
                       --------------------
        Section 6.7    Information Contained In Disclosure Materials.............23
                       ---------------------------------------------
        Section 6.8    Amendment of the Credit Agreement.........................24
                       ---------------------------------
        Section 6.9    Additional Agreements.....................................24
                       ---------------------
        Section 6.10  No Solicitation............................................25
                      ---------------
        Section 6.11  Takeover Provisions Inapplicable...........................26
                      --------------------------------
        Section 6.12  Selection of the Company's Chief Executive Officer.........26
                      --------------------------------------------------

                                                                               Page
                                                                               ----
                                    ARTICLE VII

CONDITIONS PRECEDENT
        Section 7.1   Conditions to Each Party's Obligations to Effect the
Transaction......................................................................26
        Section 7.2   Conditions to Obligation of the Investor to Effect the
Transaction......................................................................27
        Section 7.3   Conditions to Obligations of the Company to Effect the
Transaction......................................................................28

                                   ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER
        Section 8.1   Termination................................................29
                      -----------
        Section 8.2   Effect of Termination......................................30
                      ---------------------
        Section 8.3   Amendment..................................................31
                      ---------
        Section 8.4   Waiver.....................................................31
                      ------

                                    ARTICLE IX

AGREEMENTS OF ARGOSY AND JLL
        Section 9.1  Funding.....................................................31

                                     ARTICLE X

GENERAL PROVISIONS
        Section 10.1  Survival...................................................31
                      --------
        Section 10.2   Notices...................................................32
                       -------
        Section 10.3   Fees and Expenses.........................................33
                       -----------------
        Section 10.4   Publicity.................................................33
                       ---------
        Section 10.5   Specific Performance......................................33
                       --------------------
        Section 10.6   Interpretation............................................33
                       --------------
        Section 10.7   Miscellaneous.............................................34
                       -------------

                             STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of February 3, 1998, by and among JLL Argosy Apria, LLC, a Delaware limited liability company (the "Investor"), CIBC WG Argosy Merchant Fund 2, LLC, a member of the Investor ("Argosy") and Joseph Littlejohn & Levy Fund III, L.P., the manager member of the Investor ("JLL") and Apria Healthcare Group Inc., a Delaware corporation (the "Company").

                                W I T N E S S E T H

        WHEREAS, the Investor desire to acquire from the Company and the Company desires to issue to the Investor (the "Transaction"), in the aggregate, 12.3 million shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), together with the associated Rights (as hereafter defined) and warrants (the "Warrants") as provided in the warrant agreement (the "Warrant Agreement") annexed hereto as Exhibit A to purchase 5.0 million shares of Common Stock (the "Warrant Shares") on the terms provided herein;

        WHEREAS, in connection with and as a condition to the consummation of the Transaction, it is proposed that the Company shall, not less than twenty
(20) business days prior to the Closing hereunder, commence a tender offer (the "Tender Offer") to acquire up to 17.3 million shares of Common Stock, together with the associated Rights, at a price of $14.00 per share (such amount, being hereafter referred to as the "Per Share Amount"), net to the seller thereof in cash, in accordance with the terms and subject to the conditions provided herein;

        WHEREAS, in connection with and as a condition to the consummation of the Transaction, it is proposed that the Company shall, after the public announcement hereof, commence a solicitation (the "Consent Solicitation") of such consents as are necessary from the holders of the Company's 9-1/2% Senior Subordinated Notes due 2002 (the "Notes") so that neither the Tender Offer nor the Tender Offer Borrowings will constitute a Default or an Event of Default under the indenture governing the Notes (the "Indenture"), and to make such other changes therein as the Company may reasonably deem appropriate, on terms and conditions and in a manner reasonably acceptable to the Investor;

        WHEREAS, in connection with and as a condition to the consummation of the Transaction, it is proposed that the Company shall enter into an amendment (the

"Credit Agreement Amendment") of the Credit Agreement dated August 9, 1996 by and among the Company, Bank of America National Trust and Savings Association, as the Administrative Agent ("Bank of America"), NationsBank of Texas, N.A., as the Syndication Agent ("NationsBank") and the other financial institutions party thereto (the "Lenders") (as amended through the date hereof, the "Credit Agreement"), which Credit Agreement Amendment shall amend such provisions of the Credit Agreement as may be necessary or appropriate so that none of the Transaction, the Tender Offer or the Tender Offer Borrowings will constitute a Default or an Event of Default under the Credit Agreement as so amended, and otherwise as the Company may reasonably deem appropriate, on terms and conditions and in a manner reasonably acceptable to the Investor.

        WHEREAS, the Company, the Investor, JLL, Argosy, Relational Investors, LLC, and HBI Financial, Inc. have entered into that certain Stockholder Agreement of even date herewith (the "Stockholder Agreement"); and

        WHEREAS, Argosy and JLL have agreed to provide sufficient funds to the Investor to enable it to perform its obligations hereunder.

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

        Section 1.1 Definitions. The following terms, as used herein, have the following meanings:

        "Affiliates" has the meaning given that term in paragraphs (c) and (d) of Rule 145 under the Securities Act.

        "Commission" means the Securities and Exchange Commission.

        "Company Meeting" means the annual or special meeting of the holders of Company Common Stock at which the stockholders will consider and take action upon the Transaction.

        "Environmental Laws" means all federal, state, local or Foreign Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemical, pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants or industrial, toxic, or hazardous substances or wastes, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

        "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Foreign Laws" means other governmental approvals required under the applicable laws of any foreign Governmental Entity.

        "GAAP" means United States generally accepted accounting principles.

        "Governmental Entity" means all courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Material Adverse Effect" means, when used in connection with the Company or any of its subsidiaries, any change, effect or circumstance that is materially adverse to the business, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

        "NYSE" means the New York Stock Exchange.

        "Proxy Statement" means the proxy statement used to obtain stockholder approval of the Transaction.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Tender Offer Borrowings" means the additional debt incurred by the Company for the purpose of financing the Tender Offer and expenses incurred in connection with this Agreement and the transactions contemplated hereby on terms and conditions reasonably satisfactory to the Investor.

        "Tender Offer Consideration" means $242,200,000, the aggregate purchase price for all shares of Common Stock sought to be purchased in the Tender Offer.

        Section 1.2 Index of Other Defined Terms. In addition to the terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:


               Defined Term                                            Section
               ------------                                            -------
Agreement      ........................................................preamble
Argosy.................................................................preamble
Bank of America........................................................recitals
Benefit Plans..............................................................3.11
Break-up Fee................................................................8.2
Closing............................................................         2.2
Common Stock...........................................................recitals
Company................................................................preamble
Confidentiality Agreements..................................................6.1
Consent Solicitation Documents..............................................6.7
Consent Solicitation...................................................recitals
Credit Agreement.......................................................recitals
Credit Agreement Amendment.............................................recitals
Disclosure Documents........................................................6.7
Disclosure Schedule.................................................Article III
Indenture..............................................................recitals
Investor...............................................................preamble
JLL....................................................................preamble
Lenders................................................................recitals
Litigation..................................................................3.9
NationsBank............................................................recitals
Notes................................................................. recitals
Open Market Purchase Program................................................6.5

Open Market Purchase Fund...................................................6.5
Per Share Amount.......................................................recitals
Permits....................................................................3.16
Preferred Stock.............................................................3.2
Projections................................................................3.22
Proxy Statement.............................................................6.7
Purchase Price..............................................................2.1
Rights......................................................................3.2
Rights Agreement............................................................3.2
SEC.........................................................................6.4
SEC Reports.................................................................3.6
Stockholder Agreement..................................................recitals
Shares.................................................................recitals
Tender Offer...........................................................recitals
Tender Offer Documents......................................................6.4
Transaction............................................................recitals
Warrant Agreement......................................................recitals
Warrant Shares.........................................................recitals
Warrants...............................................................recitals



                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

        Section 2.1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Investor and the Investor agrees to purchase from the Company the Shares free and clear of all claims, liens, charges and encumbrances of any nature whatsoever, at the Closing referred to in Section 2.2 hereof. In consideration of the sale of the Shares and the Warrants by the Company to the Investor, the Investor agrees to pay an aggregate purchase price for all of the Shares and the Warrants of One Hundred Seventy-two Million Two Hundred Thousand Dollars ($172,200,000) (the "Purchase Price"). Pursuant to this Section, and as provided in the Warrant Agreement, the exercise price of the Warrants per share shall equal Twenty Dollars ($20.00).

        Section 2.2 Closing. The Closing of the sale and purchase of the Shares and the Warrants (the "Closing") shall take place at the offices of Gibson, Dunn &

Crutcher LLP, 333 South Grand Avenue, Los Angeles, California at 8:00 a.m. (local time), on the third business day following the satisfaction or waiver of the conditions precedent specified in Article VII, or at such other time and place as the parties hereto may mutually agree. The date on which the Closing occurs is called the "Closing Date."

        Section 2.3.   Delivery and Payment.

               (a) At the Closing, the Company shall deliver or cause to be delivered to the Investor the following documents, in a form reasonably acceptable to the Investor:

               (i) stock certificates evidencing the Shares and warrant certificates evidencing the Warrants issued in the name of the Investor as set forth on Schedule 2.1;

               (ii) a receipt evidencing receipt of payment of the Purchase Price from the Investor, as required by Section 2.1;

               (iii) an officer's certificate, as required by Section 7.2(i);

               (iv) an opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, as required by Section 7.2(ii); and

               (v) an executed counterpart of the Warrant Agreement between the Company and the warrant agent.

               (b) At the Closing, the Investor shall deliver or cause to be delivered to the Company:

               (i) the Purchase Price, by wire transfer of immediately available funds to the account of the Company to be designated by the Company in writing not later than one business day prior to the Closing Date;

               (ii) a receipt evidencing receipt of the stock certificates evidencing the Shares and the warrant certificates evidencing the Warrants, as required by Section 2.3(a)(i);

               (iii) a manager member's certificate, as required by Section 7.3(i); and

               (iv) an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Investor, as required by Section 7.3(ii).

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Investor, except as set forth in a disclosure schedule delivered by the Company concurrently herewith (the "Disclosure Schedule"), as follows:

        Section 3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Material Adverse Effect.

        Section 3.2 Capitalization. The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, $.00l par value per share (the "Preferred Stock"). As of January 31, 1998, 51,593,600 shares of Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, and no shares of Preferred Stock were issued, and there have been no material changes in such numbers of shares through the date hereof. As of January 31, 1998, except for
(i) employee stock options to acquire shares of Common Stock at a weighted average exercise price of $16.1686 per share and (ii) the rights (the "Rights") issued pursuant to the Shareholder Rights Agreement dated as of February 8, 1995, between Abbey Healthcare Group, Incorporated, as predecessor to the Company, and U.S. Stock Transfer Corporation, as predecessor to the current Rights Agent, as amended, (the "Rights Agreement"), there are no options, warrants, calls or other rights, agreements or commit ments presently outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commit-ment, and there have been no material changes in such numbers through the date hereof.

        Section 3.3 Issuance, Sale and Delivery of Shares and Warrants. The Shares and Warrants have been duly and validly authorized and, when the Shares are issued and delivered against payment therefor as provided herein at the Closing, and when the Warrant Shares are issued and delivered upon exercise of the Warrants, all such Shares will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, claims or encumbrances and not subject to preemptive rights of any third party.

        Section 3.4 Subsidiaries. The only significant subsidiaries of the Company are those set forth in the SEC Reports. Each subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Material Adverse Effect. All the outstanding shares of capital stock of each subsidiary are validly issued, fully paid and nonassessable and those owned by the Company or by a subsidiary of the Company are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the subsidiaries of the Company. Except as set forth in the SEC Reports or Section 3.4 of the Disclosure Schedule, the Company does not directly or indirectly own any material interests in any other corporation, partnership, joint venture or other business association or entity.

        Section 3.5 Authority Relative to This Agreement. The Company has the corporate power to enter into this Agreement, subject to the requisite approval of this Agreement by the holders of the Common Stock, and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of the court before which any proceeding therefor may be brought. Except for the requisite approval of the holders of Common Stock, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. Except as set forth in Section 3.5 of the Disclosure Schedule, the Company is not subject to or obligated under (i) any charter or by-law or indenture or other loan document provision or (ii) any other contract, license, franchise, permit order, decree, concession, lease, instrument, judgment, statute, law ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets which would be breached or violated or under which there would be a default (with or without notice or lapse of time or both) or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by reason of this Agreement or the transactions contemplated hereby except for any of the foregoing as would not have a Material Adverse Effect. Except as referred to herein or, in connection or in compliance with the provisions of the HSR Act, the Securities Act and the Exchange Act, no filing or registration with or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

        Section 3.6 Reports and Financial Statements. The Company has previously furnished the Investor with true and complete copies of its (i) Annual Reports on Form 10-K for the two years ended December 31, 1995, and 1996, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 30, June 30 and September 30, 1997, as filed with the Commission, (iii) proxy state ments related to all meetings of its shareholders (whether annual or special) since December 31, 1995 and (iv) all other reports or registration statements filed by the Company with the Commission since December 31, 1995, (except registration statements on Form S-8 relating to employee benefit plans), which together with the Current Report on Form 8-K dated June 26, 1997 are all the documents (other than preliminary material) that the Company was required to file with the Commission since that date (the documents described in clauses (i) through (iv) being referred to herein collectively as the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Reports. As of their respective dates except to the extent, if any, subsequently amended, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circum-stances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and the financial statements included in the SEC Reports have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

        Section 3.7 Absence of Undisclosed Liabilities. Except as disclosed in the SEC Reports, and except as to matters which, individually or in the aggregate, would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries has any material liabilities or obligations (absolute, accrued, contingent or otherwise, known or unknown), other than liabilities incurred in the ordinary course of business subsequent to December 31, 1997.

        Section 3.8 Absence of Certain Changes or Events. Except as disclosed in the SEC Reports or to the Investor (orally or in writing), since December 31, 1997, there has not been (i) any event, condition, transaction, commitment, dispute or other circumstance (financial or otherwise) of any character including but not limited to, the Company's audited financial statements for the year ended December 31, 1997 (whether or not in the ordinary course of business), individually or in the aggregate, having or likely to have a Material Adverse Effect, (ii) any damage, destruction or loss, whether or not covered by insurance, having or likely to have a Material Adverse Effect, (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company or (iv) any entry into any commitment or transaction material to the Company and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

        Section 3.9 Litigation. There is no suit, action, administrative or judicial proceeding or governmental investigation ("Litigation") pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that, alone or in the aggregate, is likely to result in a preliminary or permanent injunction or other order which would prohibit or prevent the consumma-tion of the transactions contemplated by this Agreement or which is likely to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of its subsidiaries having or likely to have, the effect of prohibiting or preventing the consummation of the transactions contemplated by this Agreement, or having or likely to have alone or in the aggregate, any Material Adverse Effect.

        Section 3.10. Information in Disclosure Documents. None of the information with respect to the Company or its subsidiaries to be included or incorporated by reference in the Proxy Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company meeting to be held in connection with the Transaction and at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

        Section 3.11 Employee Benefit Plans. Except as disclosed in the SEC Reports, there are no material employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in
Section 3(3) of ERISA, and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medical plans, maintained by the Company or any of its subsidiaries or collective bargaining agreements to which the Company or any of its subsidiaries is a party (together, the "Benefit Plans").

        Section 3.12 Labor Matters. Since January 1, 1998, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under such Benefit Plans, which have not been finally resolved, settled or otherwise disposed of except for any of the foregoing as would not have a Material Adverse Effect. Since January 1, 1998, there have been no strikes, lockouts, work stoppages, slowdowns, jurisdictional disputes or organizing activity occurring or, to the best knowledge of the Company and its subsidiaries, threatened with respect to the business or operations of the Company or its subsidiaries.

        Section 3.13 ERISA. All Benefit Plans have been administered in accordance, and are in compliance in all material respects, with the applicable provisions of ERISA. Each of the Benefit Plans which is intended to meet the requirements of Section 401 (a) of the Code has been determined by the Internal Revenue Service to be "qualified," within the meaning of such section of the Code, and the Company knows of no fact which is likely to have an adverse effect on the qualified status of such plans. None of the Benefit Plans which are defined benefit pension plans have incurred any unpaid "accumulated funding deficiency" (whether or not waived) as that term is defined in Section 412 of the Code and the fair market value of the assets of each such plan equals or exceeds the accrued or accumulated liabilities of such plan for purposes of Title IV of ERISA or SFAS 87. To the best knowledge of the Company, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Benefit Plans which could subject the Company or its subsidiaries to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. No Benefit Plan subject to Title IV of ERISA has been terminated except for the Abbey Healthcare Group Incorporated Employees' Retirement Plan; no proceedings to terminate any Benefit Plan have been instituted by the Pension Benefit Guaranty Corporation under Title IV of ERISA; and no reportable event, within the meaning of Section 4043(c) of said Subtitle C for which the 30-day notice requirement of ERISA has not been waived, has occurred with respect to any Benefit Plan. Neither the Company nor any of its subsidiaries has made a complete or partial withdrawal, within the meaning of Section 4201 of ERISA, from any multiemployer plan which has resulted in or is reasonably expected to result in, any material withdrawal liability to the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has engaged in any transaction described in Section 4069 of ERISA within the last five years. There does not now exist, nor do any circumstances exist that could result in, any material liability of the Company or any of its subsidiaries (or any entity, trade or business that is or was at any time required to be aggregated with the Company or any of its subsidiaries under Section 414(b), (c), (m) or (o) of the
Code) under Title IV of ERISA, Section 302 of ERISA, Sections 412 and 4971 of the Code, (other than the liability for normal benefit payments with respect to COBRA continuation coverage) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and similar provisions of foreign laws or regulations.

        Section 3.14. Company Action. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of directors (i) determined that the Transaction is advisable and fair and in the best interests of the Company and its stockholders, (ii) recommended the approval of this Agreement and the Transaction by the holders of the Common Stock and directed that the Transaction be submitted for consideration by the Company's stockholders entitled to vote thereon at a meeting called for that purpose, (iii) taken all necessary steps to render the Rights Agreement inapplicable to the Transaction and the transactions contemplated by this Agreement and (iv) adopted any necessary resolution having the effect of causing the Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Transaction and the transactions contemplated by this Agreement.

        Section 3.15 Financial Advisor. Except for Goldman, Sachs & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, and the fees and commissions payable to Goldman, Sachs & Co. as contemplated by this Section will be the amount set forth in that certain letter, dated June 27, 1997, from Goldman, Sachs & Co. to the Company.

        Section 3.16 Compliance with Applicable Laws. Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and its subsidiaries hold all permits, licenses, variances, exemptions orders and approvals (the "Permits") of all Governmental Entities necessary for the operation of the businesses of the Company and its subsidiaries, (ii) the Company and its subsidiaries are in compliance with the terms of the Permits and, (ii) except as disclosed in the SEC Reports, the businesses of the Company and its subsidiaries are not being conducted in violation of any law ordinance or regulation of any Governmental Entity. To the best knowledge of the Company, and except as set forth in Section 3.16 of the Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same.

        Section 3.17 Taxes. Each of the Company and its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or the Company has paid on its behalf) or has set up an adequate reserve for the payment of, all taxes required to be paid in respect of the periods covered by such returns. The information contained in such tax returns is true, complete and accurate in all material respects. Neither the Company nor any of its subsidiaries is delinquent in the payment of any tax, assessment or governmental charge except to the extent of reserves established therefor. No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been finally settled or paid in full except to the extent of reserves established therefor. Except as disclosed in Section 3.17 of the Disclosure Schedule, no requests for waivers of the time to assess any such tax are pending and there are no outstanding audit examinations, deficiency litigations or refund litigations with respect to the Company or any of its subsidiaries. Except as disclosed in
Section 3.17 of the Disclosure Schedule, the federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the Internal Revenue Service for all years through December 31, 1995.

        Section 3.18 Patents, Trademarks, Etc. The Company and its subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and licenses and other proprietary intellectual property rights and licenses as are necessary in connection with the businesses of the Company and its subsidiaries, and except as set forth in Section 3.18 of the Disclosure Schedule, the Company does not have any knowledge of any conflict with the rights of the Company and its subsidiaries therein or any knowledge of any conflict by them with the rights of others therein.

        Section 3.19 Product Liability. The Company is not aware of any claim or the basis of any claim against the Company or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, except such claims as will not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have, and at the Closing will have, full and adequate insurance coverage for potential product liability claims against it.

        Section 3.20 Healthcare Regulatory Compliance. The Company and its subsidiaries have not knowingly engaged in activities which are prohibited under federal Medicare and Medicaid statutes, including without limitation 42 U.S. C. ss. 1320a-7b, or related state or local statutes or regulations or which otherwise constitutes fraud, including without limitation the following: (i) knowingly making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment, (ii) knowingly making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment, (iii) knowingly failing to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its behalf or on behalf of another, with intent to secure such benefit or payment fraudulently and (iv) knowingly soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (A) in the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or (B) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid, except as to each of the foregoing for such matters as will not individually or in the aggregate have a Material Adverse Effect.

        Section 3.21 Environment. Except as set forth in the SEC Reports, and except for such matters as will not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries (i) have obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable Environmental Laws, (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations and also are in compliance with all other applicable requirements of Environmental Laws and (iii) are not aware of nor have received notice of any past activity, practice, incident or action which will give rise to any common law or statutory liability or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                           OF INVESTOR JLL AND ARGOSY

               Each of the Investor, JLL and Argosy hereby represents and warrants, severally and not jointly, to the Company as follows:

        Section 4.1 Organization. Each of the Investor and Argosy is a limited liability company and JLL is a limited partnership, each duly organized, validly existing and in good standing under the laws of their respective states of organization and each has the requisite power to carry on its business as it is now being conducted.

        Section 4.2 Authority; Binding Effect. Each of the Investor, JLL and Argosy has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each of the Investor, JLL and Argosy, and no other action on the part of any of the Investor, JLL or Argosy is required to authorize the execution, delivery and performance hereof, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Investor, JLL and Argosy and constitutes the valid and binding obligation of each of the Investor, JLL and Argosy, enforceable against each of them in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors' rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

        Section 4.3   No Violation; Consents and Approvals.

               (a) The execution and delivery of this Agreement by each of the Investor, JLL and Argosy does not, and the performance of this Agreement by each of the Investor, JLL and Argosy and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any organizational document, in each case as currently in effect, of any of the Investor, JLL or Argosy, or (ii) conflict with or violate in any material respect any Laws applicable to the Investor or by or to which any of its properties or assets is bound or subject.

               (b) The execution and delivery of this Agreement by each of the Investor, JLL and Argosy does not, and the performance by each of the Investor, JLL and Argosy of this Agreement and the consummation of the transactions contemplated hereby, will not, require any of the Investor, JLL or Argosy to obtain any Consents from any Governmental Authority, or any third party, except for applicable requirements, if any, of the HSR Act.

        Section 4.4 Acquisition of Shares for Investment. The Investor is not acquiring the Shares and the Warrants with any present intention of distributing or selling such Shares or Warrants in violation of federal, state or other securities laws. The Investor agrees that it will not sell or otherwise dispose of the Shares and Warrants in violation of any federal, state or other securities laws.

        Section 4.5 Absence of Litigation. There is no Litigation pending or, to the knowledge of the Investor, JLL or Argosy threatened against or affecting the Investor that, alone or in the aggregate, is likely to result in a preliminary or permanent injunction or other order which would prohibit or prevent the consummation of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against any of the Investor, JLL or Argosy having or likely to have the effect of prohibiting or preventing the consum mation of the transactions contemplated by this Agreement.

        Section 4.6 Financing. Each of JLL and Argosy has cash available, commitments from financial institutions or availability on its committed credit facility to enable it to fulfill its obligations under Article IX.

        Section 4.7 Investor Disclosure Information. None of the information supplied by the Investor in writing for inclusion in the Disclosure Documents will, at the respective times that the Disclosure Documents or any amendments or supplements thereto are filed with the SEC and are first published or sent or given to holders of the Common Stock, and in the case of the Proxy Statement, at the time that it or any amendment or supplement thereto is mailed to the Company's stockholders, at the time of the Company Meeting or at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE V

                               CONDUCT OF BUSINESS

        Section 5.1 Conduct of Business by the Company. Prior to the Closing, except as expressly contemplated herein unless the Investor shall otherwise agree in writing:

               (i) The Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their diligent efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Closing. The Company shall, and shall cause its subsidiaries to, (A) maintain insurance coverages and its books, accounts and records in the usual manner consistent with the prior practices, (B) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company and its subsidiaries, (C) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted and (D) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, except for such failures of the Company and its subsidiaries to comply with the foregoing clauses (A)-(D) which would not, either alone or in the aggregate, result in a Material Adverse Effect.

               (ii) The Company shall not, and shall not propose to, (A) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries, (B) amend its Certificate of Incorporation or By-laws, (C) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of out standing capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property or (D) except for the Tender Offer, directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of outstanding capital stock;

               (iii) The Company shall not permit any of its subsidiaries to (A) issue, deliver or sell or agree to issue, deliver or sell any additional shares of or rights of any kind to acquire any shares of, its capital stock of any class, any indebtedness or any option, rights or warrants to acquire or securities convertible into, shares of capital stock other than, in each case, issuances of Common Stock pursuant to the exercise of employee stock options,
(B) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business, (C) except for the Tender Offer Borrowings, incur additional indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in the ordinary course of business,
(D) acquire
or agree to acquire by merging or consolidating with or by purchasing a substantial equity interest in or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof (E) enter into any contract, agreement, commitment or arrangement with respect to any of the forego ing;

               (iv) The Company shall not, nor shall it permit, any of its subsidiaries to, except as required to comply with applicable law, (A) adopt, enter into, terminate, expand the applicability of or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefit of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its subsidiaries relative to the level in effect prior to such amendment), (C) pay any benefit not provided under any existing plan or arrangement, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan other than in the ordinary course of business consistent with past practice or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing;

        Section 5.2 Notice of Breach. Each party shall promptly give written notice to the other parties upon becoming aware of the occurrence of any event which would cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Agreement and will use its best efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the Disclosure Schedule.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

        Section 6.1 Access and Information. The Company and its subsidiaries shall afford to the Investor and its accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Closing Date to all of its properties, books, contracts, commitments, records and personnel and, during such period, the Company shall furnish promptly to the Investor (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such Investor may reasonably request. Each of the Company and the Investor shall hold, and shall cause their respective employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement dated as of August 12, 1997 between the Company and an Affiliate of JLL (the "Confidentiality Agreement").

        Section 6.2 SEC Filings. The Company shall make all necessary filings with respect to the transactions contemplated by this Agreement, under the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

        Section 6.3   Consents.

               (i) Each of the parties will use its reasonable best efforts to obtain as promptly as practicable all consents of any governmental entity or any other person required in connection with, and waivers of any violations or rights of termination that may be caused by, the consummation of the transactions contemplated by this Agreement.

               (ii) In furtherance and not in limitation of the foregoing, the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations or any domestic or foreign government or governmental authority or any multinational authority; provided however, that nothing in this Agreement shall require the Company to, and the Company shall not without the prior written approval of the Investor, agree to separate or to divest any of the businesses, product lines or assets of the Company or any of its subsidiaries or affiliates or take any other action that would have a Material Adverse Effect on the businesses and assets of the Company and its subsidiaries, taken as a whole.

               (iii) Any party hereto shall promptly inform the other parties of any material communication from the United States Federal Trade Commission, the Department of Justice, or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The Company and the Investor will consult and cooperate with one another with respect to (and prior to) any understandings, undertakings or agreements (oral or written) which are proposed to be made or agreements (oral or written) which are proposed to be made or entered into with the Federal Trade Commission, the Department of Justice, or any other Governmental Entity in connection with the transactions contemplated by this Agreement.

        Section 6.4   Tender Offer.

               (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1, not later than twenty (20) business days prior to the Closing, the Company shall commence (within the meaning of Rule 13e-4 under the Exchange Act) the Tender Offer, and the Company shall use all reasonable efforts to consummate the Tender Offer immediately after the Closing of the Transaction. The Company shall accept for payment all shares of Common Stock that have been validly tendered and not withdrawn pursuant to the Tender Offer (subject to proration as provided therein in the event more than Seventeen Million Three Hundred Thousand (17,300,000) shares are so tendered and not withdrawn) at the earliest time following expiration of the Tender Offer that all conditions to the Tender Offer shall have been satisfied or waived by the Company. The obligation of the Company to accept for payment, purchase and pay for shares of Common Stock tendered pursuant to the Tender Offer shall be subject only to the conditions that (i) pursuant to the Consent Solicitation, the company has received the consent of the holders of the required principal amount of the Notes so that neither the Tender Offer nor the Tender Offer Borrowings will constitute a Default or an Event of Default under the Indenture,
(ii) the Credit Agreement Amendment has been executed with the effect that none of the Transaction, the Tender Offer or the Tender Offer Borrowings will constitute a Default or an Event of Default under the Credit Agreement as so amended, (iii) the Transaction has been approved by the affirmative vote of a majority of the stockholders of the Company at the Company Meeting, (iv) the Transaction has been consummated in accordance with the terms of this Agreement and (v) such other customary conditions as set forth in Annex A hereto provided, however, that in determining "in its sole judgement" whether conditions in the Tender Offer have been satisfied or should be waived, for purposes of Section
6.9 of this Agreement the Company shall be held to a standard of reasonableness. The Company expressly reserves the right to make any changes in the terms and conditions of the Offer (provided that, unless previously approved by the Investor in writing, no change may be made in the Per Share Amount, which changes the form of consideration to be paid in the Tender Offer, which changes the number of shares sought in the Tender Offer, which imposes conditions to the Tender Offer in addition to those set forth in this Section 6.4 or Annex A hereto or which waives or broadens the scope of such conditions). The Per Share Amount shall be paid net to the seller in cash, less any required withholding of taxes, upon the terms and subject to such conditions of the Tender Offer. The Company agrees that no Shares held by the Company or any of its subsidiaries will be tendered in the Offer.

               (b) Upon commencement of the Tender Offer, the Company shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 13E-4 with respect to the Tender Offer , which shall include an offer to purchase and form of transmittal letter (together with any supplements or amendments thereto, collectively the "Tender Offer Documents").

               (c) The Company shall pay all fees and expenses related to the Tender Offer.

        Section 6.5   Open Market Purchases.

               (a) In the event that fewer than 17.3 million shares of Common Stock are tendered and not withdrawn prior to the expiration date of the Tender Offer, the Company shall use any of the Tender Offer Consideration remaining after payment of the Per Share Amount in respect of each share of Common Stock purchased pursuant to the Tender Offer (the "Open Market Purchase Fund") to purchase, during the twelve (12) month period after the expiration of the Tender Offer, shares of Common Stock in the open market at such times and in such transactions, consistent with Section 6.5(b) below, as the company shall determine to be most advantageous (the "Open Market Purchase Program").

               (b) The Company shall use commercially reasonable efforts to utilize not less than (i) twenty-five percent (25%) of the Open Market Purchase Fund for the purchase of shares within the three (3) month period after the expiration of the Tender Offer, (ii) fifty percent (50%) of the Open Market Purchase Fund for the purchase of shares within six (6) months after the expiration of the Tender Offer and (iii) seventy-five percent (75%) of the Open Market Purchase Fund for the purchase of shares within nine (9) months after the expiration of the Tender Offer and (iv) one hundred percent (100%) of the Open Market Purchase Fund for the purchase of shares within one year after the expiration of the Tender Offer.

               (c) In the event that the Company fails, for any reason, to make purchases of Shares with the Open Market Purchase Fund in accordance with the schedule set forth in Section 6.5(b), a committee of the Board of Directors of the Company consisting of an Investor Director, a Relational Director and an HBI Director (as each such term is defined in the Stockholder Agreement) shall be authorized and directed to oversee and, if it deems appropriate in its discretion, cause to be completed the Open Market Purchase Program.

        Section 6.6   Consent Solicitation.

               (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1, after public announcement of the execution of this Agreement, the Company shall commence the solicitation of certain consents from the holders of the Notes. The Company shall solicit such consents as it deems necessary or appropriate so that neither the Tender Offer nor the Tender Offer Borrowings will constitute a Default or an Event of Default under the Indenture and to make such other changes therein as the Company shall reasonably deem appropriate subject to the reasonable approval of the Investor. The
Consent Solicitation shall be undertaken on such terms and subject to such conditions as the Company shall determine subject to the reasonable approval of the Investor.

               (b) The Company shall pay all fees and expenses related to the Consent Solicitation.

        Section 6.7 Information Contained In Disclosure Materials. The Tender Offer Documents, the proxy statement prepared in connection with the Company Meeting (the "Proxy Statement") and the information statement prepared in connection with the Consent Solicitation (the "Consent Solicitation Documents" and, together with the Tender Offer Documents and the Proxy Statement, the "Disclosure

Documents") each will comply in all material respects with the provisions of applicable federal securities laws. The information provided and to be provided by the Company and the Investor for use in the Disclosure Documents shall not, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Investor each agrees promptly to correct any information provided by it for use in the Disclosure Documents if and to the extent that it shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Disclosure Documents as so corrected to be filed with the SEC and to be disseminated to holders of Common Stock, in each case as and to the extent required by applicable federal securities laws. The Company and the Investor each agrees to indemnify and hold the other party harmless for any losses, damages, fees or expenses incurred by the other party as a result of any information provided by such party for use in the Disclosure Documents that, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 6.8   Amendment of the Credit Agreement.

               (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1, as promptly as practicable after public announcement of the execution of this Agreement, the Company shall commence negotiations with Bank of America, NationsBank and the Lenders under the Credit Agreement to amend the Credit Agreement. The Company shall seek such amendments to the Credit Agreement as it deems necessary or appropriate so that none of the Transaction, the Tender Offer or the Tender Offer Borrowings will constitute a Default or an Event of Default under the Credit Agreement as so amended and otherwise as the Company may deem appropriate subject to the reasonable approval of the Investor. The amendment of the Credit Agreement shall be on such terms and subject to such conditions as the Company shall determine subject to the reasonable approval of the Investor.

               (b) The Company shall pay all fees and expenses related to the negotiation, execution and delivery of the Credit Agreement.

        Section 6.9   Additional Agreements.

               (i) Subject to the terms and conditions herein provided, including, without limitation, Section 6.3, each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken, all actions and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including seeking approval of the holders of Common Stock of the Transaction, commencing and completing the Tender Offer, obtaining the Tender Offer Borrowings, using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Entities) and to lift any injunction or other legal bar to the transactions contemplated by this Agreement (and, in such case, to proceed with said transactions as expeditiously as possible).

               (ii) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the Company and each Investor, as the case may be, shall take all such necessary action.

        Section 6.10 No Solicitation. Neither the Company nor any of its subsidiaries shall, directly or indirectly, take (nor shall the Company authorize or permit its subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, to take) any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in any way in discussions or negotiations with or furnish any information to, any person in connection with or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal. The Company will notify the Investor in the event any Acquisition Proposal is received by the Company in respect of any such transaction. "Acquisition Proposal" shall mean any proposed (A) merger, consolidation or similar transaction involving the Company, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of the Company or its subsidiaries representing 20% or more of the consolidated assets of the Company and its subsidiaries, (C) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the voting power of or economic interest in the Company or (D) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 10% or more of the outstanding Common Stock. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Board of Directors of the Company from (i) furnishing nonpublic information to any person who makes a bona fide Acquisition Proposal not solicited in violation of this Agreement and who enters into a confidentiality agreement similar to the one then in effect between the Company and the Investor or (ii) considering, negotiating, approving and recommending to the holders of Common Stock, a bona fide Acquisition Proposal not solicited in violation of this Agreement, provided that in either such case the Board of Directors of the Company determines in good faith (based upon the written advice of counsel as to legal matters) that it is required to do so in order to discharge properly its fiduciary duties.

        Section 6.11 Takeover Provisions Inapplicable. The Company shall take all action (including, if required, redeeming all of the outstanding Rights or amending or terminating the Rights Agreement) so that the entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in the grant of any rights to any person under the Rights Agreement to purchase or receive additional shares of capital stock of the Company or enable or require the Rights to be exercised, distributed or triggered in any way.

        Section 6.12 Selection of the Company's Chief Executive Officer. As promptly as practicable after the date hereof and in no event later than the date of the mailing of the Proxy Statement to the Stockholders of the Company, the Company and the Investor shall use their best efforts to identify a Chief Executive Officer acceptable to each of them (including, on behalf of the Company, both Mr. Argyros and Mr. Whitworth), and the Company shall enter into employment and compensation arrangements with such individual on such terms and conditions as the Company and the Investor shall approve.



                                    ARTICLE VII

                               CONDITIONS PRECEDENT

        Section 7.1 Conditions to Each Party's Obligations to Effect the Transaction. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions:

               (i) The Transaction shall have been approved and adopted by the requisite vote of the holders of the Common Stock.

               (ii) The Common Stock issuable in the Transaction shall have been authorized for listing on the NYSE upon official notice of issuance.

               (iii) The waiting period applicable to the consummation of the Transaction under the HSR Act shall have expired or been terminated and any authorization, consent or approval required under any antitrust law shall have been obtained or any waiting period applicable to the review of the transactions contemplated hereby shall have expired or been terminated.

               (iv) No preliminary or permanent injunction or other order by any court or other judicial or administrative body of competent jurisdiction which prohibits or prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect (each party agreeing to use its best efforts to have any such injunction lifted).

               (v) The Consent Solicitation shall have been consummated and the Investor and the Company shall be reasonably satisfied that neither the Tender Offer nor the Tender Offer Borrowings will constitute a Default or an Event of Default under the Indenture.

               (vi) The Credit Agreement Amendment shall have been executed and delivered by all parties thereto and the Investor and the Company shall be reasonably satisfied that none of the Transaction, the Tender Offer or the Tender Offer Borrowings will constitute a Default or an Event of Default under the Credit Agreement as so amended.

               (vii) The Company shall have entered into employment and compensation arrangements with a chief executive officer (as set forth in Section 6.12).

        Section 7.2 Conditions to Obligation of the Investor to Effect the Transaction. The obligation of the Investor to consummate the Transaction shall be subject to the fulfillment at or prior to the Closing of the additional following conditions, unless waived:

               (i) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing and the representations and warranties of the Company contained in this Agreement shall be true in all material respects when made and on and as of the Closing as if made on and as of such date, except (A) as contemplated or permitted by this Agreement and (B) for representations and warranties which are by their express provisions made as of a specific date or dates, which were or will be true in all material respects at such time or times as stated therein, and the Company shall have received a certificate of the President or Chief Executive Officer or a Vice President of the Company to that effect provided, however, that in determining whether there has been a breach of the representations contained in Section 3.8 hereof, there shall be taken into account the information provided to the Investor by the Company in its due diligence investigation through the date of this Agreement.

               (ii) The Investor shall have received opinions of Gibson, Dunn & Crutcher LLP, counsel to the Company, and Robert S. Holcombe, Esq., Senior Vice President, General Counsel and Secretary of the Company with respect to such matters as it may reasonably request in connection with the transactions contemplated by this Agreement in form and substance reasonably satisfactory to the Investor.

               (iii) The Company shall have obtained all consents and approvals from and shall have made all filings and registrations with, any person, including but not limited to any Governmental Entity necessary to be obtained or made in order to consummate the transactions contemplated by this Agreement, including, but not limited to the Tender Offer and the Tender Offer Borrowings.

               (iv) The Company shall have issued certificates evidencing the Shares and the Warrants in accordance with Section 2.3, and executed and delivered to each Investor a receipt of payment of such Investor's Individual Purchase Price.

               (v) The Company shall have executed and delivered or caused to be delivered the Stockholders Agreement and the Warrant Agreement in form satisfactory to the Investor.

               (vi) The Company shall have delivered to each Investor its audited consolidated financial statements for the year ended December 31, 1997.

               (vii) The composition of the Board of Directors and the Audit, Executive, Compensation and Nominating Committees thereof of the Company shall be as set forth in Section 4.1(d) of the Stockholder Agreement.

        Section 7.3 Conditions to Obligations of the Company to Effect the Transaction. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the additional following conditions, unless waived by the
Company:

               (i) The Investor shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing and the representations and warranties of the Investor contained in this Agreement shall be true in all material respects when made and on and as of the Closing as if made on and as of such date, except (A) as contemplated or permitted by this Agreement and (B) for representations and warranties which are by their express provisions made as of a specific date or dates which were or will be true in all material respects at such date or dates, and the Company shall have received a certificate of an officer of the Investor to that effect.

               (ii) The Company shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Investor, with respect to such matters as it may reasonably request in connection with the transactions contemplated by this Agreement in form and substance reasonably satisfactory to the Company.

               (iii) The Tender Offer shall have expired and all of the conditions to the obligations of the Company to purchase any shares tendered and not withdrawn pursuant to the Tender Offer shall have been satisfied or waived by the Company.

               (iv) The Investor shall have obtained all consents and approvals from and shall have made all filings and registrations to or with, any person, includ-ing but not limited to any Governmental Entity necessary to be obtained or made in order to consummate the transactions contemplated by this Agreement.

               (v) A committee of the Board of Directors shall have been constituted consisting of the persons and having the authority set forth in
Section 6.5(c).


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

        Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after approval by the shareholders of the Company;

               (i) by mutual consent of the Investor and the Board of Directors of the Company;

               (ii) by either the Investor or the Company if the Transaction shall not have been consummated on or before June 30, 1998; provided that the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Agreement;

               (iii) by the Company if any of the conditions specified in Sections 7.1 and 7.3 have not been met or waived by the Company at such time as such condition is no longer capable of satisfaction;

               (iv) by the Investor if any of the conditions specified in
Section 7.1 and 7.2 have not been met or waived by the Investor at such time as such condition is no longer capable of satisfaction;

               (v) by the Investor if the Company's Board of Directors shall have withdrawn, revised or refrained from making its recommendation concerning the Transaction referred to in Section 3.14 hereof or shall have disclosed its intention to withdraw such recommendation; or

               (vi) by the Company, if the Company shall have (a) received a bona fide Acquisition Proposal not solicited in violation of this Agreement or
(b)
decides to withdraw, revise or refrain from making its recommendation concerning the Transaction referred to in Section 3.14 hereof provided that in either case the Board of Directors of the Company shall have determined in good faith (based upon the written advice of counsel as to legal matters) that it is required to do so in order to discharge properly its fiduciary duties.

        Section 8.2   Effect of Termination.

               (i) In the event of termination of this Agreement by either the Company or the Investor, as provided above, this Agreement shall forthwith become void and (except for the willful breach of this Agreement by any party hereto) there shall be no liability on the part of either the Company or the Investor or their respective officers or directors; provided that Sections 8.2(ii), 10.3, 10.6 and 10.7 shall survive the termination.

               (ii) In the event the Closing does not occur for any reason, provided that the Investor is not in material breach of any representation, warranty or material covenant contained herein, the Company shall reimburse documented expenses incurred by the Investor in connection with the negotiation and performance of this Agreement of up to $4,000,000; provided, however, that in the event the Closing does not occur because the holders of the Common Stock fail to approve the Transaction at the Company Meeting and no transaction contemplated by an Acquisition Proposal is consummated or definitive agreement with respect to such transaction is entered into within 180 days after adjournment of the Company Meeting, the amount of documented expenses incurred by the Investor in connection with the negotiation and performance of this Agreement to be reimbursed by the Company shall be limited to $2,000,000.

        Section 8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 8.4 Waiver. At any time prior to the Closing, the parties hereto, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                          AGREEMENTS OF ARGOSY AND JLL

        Section Section 9.1 Funding. Each of Argosy and JLL shall provide to the Investor, on or before the Closing, all such funds as may be required by the Investor in order to perform its obligations hereunder, in such proportions and on such terms and conditions as Argosy, JLL and the Investor may determine in their discretion.


                                    ARTICLE X

                               GENERAL PROVISIONS

        Section Section 10.1 Survival. No representations, warranties or agreements in this Agreement, other than the agreements set forth in this
Article X and the agreements set forth in Sections 6.4 and 6.5, shall survive the Closing.

        Section 10.2 Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, telecopy or other standard form of telecommunications or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


               If to the Company:

                      Apria Healthcare Group Inc.
                      3560 Hyland Avenue
                      Costa Mesa, California  92626
                      Attention: Robert S. Holcombe, Esq.
                      Telecopy No.: (714) 427-4332

                With a copy to:

                      Gibson, Dunn & Crutcher LLP
                      333 South Grand Avenue
                      Los Angeles, California 90071-3197
                      Attention: Andrew E. Bogen, Esq.
                      Telecopy No.: (213) 617-3693

               If to the Investor or JLL:

                   c/o Joseph Littlejohn & Levy Fund III, L.P.
                        450 Lexington Avenue, Suite 3350
                            New York, New York 10017
                             Attention: Paul S. Levy
                          Telecopy No.: (212) 286-8626

               With a copy to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      919 Third Avenue
                      New York, New York  10022
                      Attention:  J. Gregory Milmoe, Esq.
                      Telecopy No.:  (212) 735-2000



               If to Argosy, to:

                      CIBC WG Argosy Merchant Fund 2, LLC
                      425 Lexington Avenue
                      New York, New York 10017
                      Attention: Jay Bloom
                      Facsimile: (212) 885-4934

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 10.2.

        Section 10.3 Fees and Expenses. If the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Company, including documented out-of-pocket expenses of the Investor, Argosy and JLL not in excess of $2,225,000.

        Section 10.4 Publicity. So long as this Agreement is in effect, the Investor and the Company agree to consult with the other parties in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

        Section 10.5 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 10.6   Interpretation.

               (i) When a reference is made in this Agreement to subsidiaries of the Company the word "subsidiaries" means corporations more than 50% of whose outstanding voting securities are directly or indirectly owned by Parent or the Company, as the case may be. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               (ii) The inclusion of an item on any schedule to this Agreement shall not be deemed to be indicative of the materiality of such item.

        Section 10.7 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof (other than as provided in the Confidentiality Agreement, as the same may be amended), (ii) is not intended to confer upon any other person any rights or remedies hereunder, (iii) shall not be assigned by operation of law or otherwise, and (iv) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law). This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

        IN WITNESS WHEREOF the Company and each Investor have caused this Agreement to be executed as of the date just above written by their respective officer thereunto duly authorized.


                                    APRIA HEALTHCARE GROUP INC.


                                    By: /s/ LAWRENCE M. HIGBY
                                       ------------------------------------
                                    Name:  Lawrence M. Higby
                                    Title:


                                    JLL ARGOSY APRIA, LLC


                                    By:  Joseph Littlejohn & Levy
                                        Fund III L.P. Manager Member

                                    By: JLL Associates, L.P.,
                                        General Partner


                                    By: /s/ PAUL S. LEVY
                                       ------------------------------------
                                    Name: Paul S. Levy
                                    Title: General Partner


                                    JOSEPH LITTLEJOHN & LEVY
                                    FUND III, LP


                                    By: /s/ PAUL S. LEVY
                                       ------------------------------------
                                    Name: Paul S. Levy
                                    Title:


                                    CIBC WG ARGOSY MERCHANT
                                    FUND 2, LLC


                                    By: /s/ ANDREW R. HEYER
                                       ------------------------------------
                                    Name:  Andrew R. Heyer
                                    Title: Managing Director

                                                                       EXHIBIT A



                           APRIA HEALTHCARE GROUP INC.

                                       AND

                       [________________________________]
                                  WARRANT AGENT





                                WARRANT AGREEMENT

                          DATED AS OF FEBRUARY __, 1998

               WARRANT AGREEMENT, dated as of February __, 1998, between Apria Healthcare Group Inc., a Delaware corporation (the "Company"), and [______________], a __________ corporation, as Warrant Agent (the "Warrant Agent").

               WHEREAS, the Company proposes to issue warrants (the "Warrants") to purchase up to an aggregate of 5 million shares of common stock, par value $.01 per share, of the Company (along with the associated rights, the "Common Stock"), upon consummation of the purchase of 12.3 million shares of Common Stock by JLL Argosy Apria, LLC (the "Investor") pursuant to the Stock Purchase Agreement dated the date hereof (the "Closing Date") among the Company and the Investor;

               WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing to act in connection with the issuance, division, transfer, exchange and exercise of Warrants.

               NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants (the "Holders"), the Company and the Warrant Agent hereby agree as follows:

               SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

               [The term "Warrant" is being used to refer both to the purchase right and to the certificate representing the right, which leads to inconsistency in the use of the singular and plural forms of the word. We have not marked all of the instances in which the term should refer to the certificate as opposed to the purchase right.]

               SECTION 2. Form of Warrant. The text of the Warrant shall be substantially as set forth in Exhibit A attached hereto. The price per share of Common Stock issuable on exercise of the Warrants (the "Warrant Shares") and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents, attested by its Secretary or an Assistant Secretary. The signature of any such officers on the Warrants may be manual or facsimile.

               Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement.

               Warrants shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon division, exchange, substitution or transfer.

               SECTION 3. Countersignature of Warrants. The Warrants shall be countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned, however, by the Warrant Agent (or by its successor as warrant agent hereunder) and may be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery.

               SECTION 4. Exchange of Warrant Certificates. Each Warrant certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested, in such name or names as such Holder shall designate.

               SECTION 5.  Term of Warrants; Exercise of Warrants;
Transferability.

               SECTION 5.1 Term of Warrants. Subject to the terms of this Agree ment, each Holder shall have the right, which may be exercised commencing at any time until the [tenth] anniversary of the Closing Date (the "Expiration Date"), to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase upon exercise of such Warrants pursuant to Section 5.2.

               SECTION 5.2 Exercise of Warrants. Each Warrant initially entitles the Holder thereof to purchase one share of Common Stock upon payment of the Warrant Price. A Warrant may be exercised upon surrender to the Warrant Agent at its principal office in _____________________ of the certificate or certificates evidencing the Warrants to be exercised, together with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company or a broker or dealer which is an approved member of a Guarantee Signature Medallion Program and upon payment to the Warrant Agent for the account of the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 9 and 10 hereof), or in the manner provided in Section 5.3, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Warrant Price shall be made in cash or by certified or official bank check payable to the Warrant Agent, or in the manner provided in Section 5.3. As soon as the Warrant Agent receives a form of election to purchase Warrant Shares, it shall immediately notify the Company.

               No adjustment shall be made for any dividends on any shares of stock issuable upon exercise of a Warrant.

               Subject to Section 6 hereof, upon the surrender of certificate or certificates representing the Warrants and payment of the Warrant Price as aforesaid, the Warrant Agent shall cause to be issued and delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 11 hereof, in respect of any fractional Warrant Shares otherwise issuable upon such surrender. If permitted by applicable law, such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price, as aforesaid. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificate or certificates pursuant to the provisions of this Section and of
Section 3 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

               SECTION 5.3 Payment by Application of Shares Otherwise Issuable. Upon any exercise of the Warrants, the Holder may, at its option and in lieu of paying the aggregate Warrant Price in cash, certified check or official bank check, instruct the Company, by written notice accompanying the surrender of the Warrants at the time of such exercise, that such Holder elects to receive that number of Warrant Shares which is equal to the number of Warrant Shares for which the Warrants are being exercised less the number of Warrant Shares having a current market price (as defined in Section 10.1(d) hereof) equal to the aggregate Warrant Price.

               SECTION 5.4  Transfer of Warrants.

        [The Warrants may be transferred only in accordance with the provisions of Section 3.1 of the Stockholder Agreement dated as of February __, 1998 by and among Solar, JLL Argosy Apria, LLC and Joseph Littlejohn and Levy Fund III, L.P., CIBC WG Argosy Merchant Fund 2, LLC Relational Investors, LLC, and HBI Financial, Inc. (the "Stockholder Agreement").

               SECTION 5.5 Compliance with Government Regulations. The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event shall such shares of Common Stock be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period, and only for such period, during which such registration, approval or listing is required but not in effect.

               SECTION 6. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Warrant Shares in a name other than that of the registered Holder of such Warrants.

               SECTION 7. Mutilated or Missing Warrants. In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant and an indemnity or bond, if requested, also satisfactory to them. An applicant for such a substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

               SECTION 8. Reservation of Warrant Shares, Purchase and Cancellation of Warrants; Registration of Warrant Shares.

               SECTION 8.1 Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The Transfer Agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 11 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to subsection
10.2 hereof. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company.

               SECTION 8.2 Purchase of Warrants by the Company. Subject to the rights of the Holders, the Company shall have the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

               SECTION 8.3 Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

               SECTION 8.4 Registration of Warrant Shares. The Company shall be obligated to register the Warrant Shares pursuant to the provisions of Article V of the Stockholder Agreement.

               SECTION 9. Warrant Price. The price per share at which Warrant Shares shall be purchasable upon the exercise of Warrants (the "Warrant Price") shall be $[20.00], subject to adjustment pursuant to Section 10 hereof.

               SECTION 10. Adjustment of Warrant Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

               SECTION 10.1 Mechanical Adjustments. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows.

                    (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant shall be adjusted so that the Holder of each Warrant shall be entitled to purchase the kind and number of Warrant Shares or other securities of the Company determined by multiplying the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior to such event by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock immediately after such event, and
(ii) the denominator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                    (b) In case the Company shall issue rights, options or warrants to all Holders of its outstanding Common Stock, without any charge to such Holders, entitling them (for a period within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then current market price per share of Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase in connection with such rights, options or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the current market price per share of Common Stock at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

                    (c) In case the Company shall distribute to all Holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above or in the paragraph immediately following this paragraph but including cash dividends or distributions payable in connection with a reorganization or recapitalization of the Company) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock on the record date for such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

               In the event of a distribution by the Company to all Holders of its shares of Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, the Holder of each Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this subsection 10.1; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

                    (d) For the purpose of any computation under paragraphs (b) and (c) of this Section, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for 20 consecutive trading days commencing 30 trading days before the date of such computation, which closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported on the New York Stock Exchange. In the absence of one or more such quotations, the current market price of the Common Stock shall be determined in good faith by the Board of Directors on the basis of such information as it considers appropriate.

                    (e) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                    (f) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in Section 10.1 only, the Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter. No adjustments in the Warrant Price need be made for changes in the number of Warrant Shares purchasable upon the exercise of each Warrant as provided in Section 10.2.

                    (g) No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs (b) and (c) if the Company issues or distributes to each Holder of Warrants the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto. No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made for sales of Warrant Shares pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value of the Warrant Shares.

                    (h) For the purpose of this subsection 10.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Voting Common Stock of the Company at the date of this Agreement, any other class of stock resulting from successive changes or reclassification of such shares above consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (g), inclusive, above, and the provisions of Section 5 and subsections 10.2 through 10.3, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

                    (i) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Warrant Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion or exchange rights whether or not exercised.

               SECTION 10.2 Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company (a) shall cause the Warrant Agent promptly to mail by first class, postage prepaid, to each Holder notice of such adjustment or adjustments and (b) shall deliver to the Warrant Agent a certificate of the Chief Financial Officer of the Company setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Warrant Price or the number of Warrant Shares or other stock or property purchasable on exercise thereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment. The Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

               SECTION 10.3 No Adjustment for Dividends. Except as provided in subsection 10.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

               SECTION 10.4 Preservation of Purchase Rights Upon Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The provisions of this subsection 10.4 shall similarly apply to successive consolidations, mergers, sales, transfers or leases. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

               SECTION 10.5 Statement on Warrants. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

               SECTION 11. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the closing price for one share of the Common Stock, as defined in paragraph (d) of subsection 10.1, on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

               SECTION 12. No Rights as Stockholders, Notices to Holders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

                    (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

                    (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

                    (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed, then, in any one or more of said events, the Company shall give notice in writing of such event to the Warrant Agent and the Warrant Agent shall give notice to the Holders as provided in Section 18 hereof, such giving of notice to be completed at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

               SECTION 13. Disposition of Proceeds on Exercise of Warrants; Inspection of Warrant Agreement. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

               The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its principal office in _______________. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

               SECTION 14. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in any such cases Warrants shall have the full force provided in the Warrants and in this Agreement.

               In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

               SECTION 15. Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

               SECTION 15.1 Correctness of Statements. The statements contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as described the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

               SECTION 15.2 Breach of Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant to be complied with by the Company.

               SECTION 15.3 Performance of Duties. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               SECTION 15.4 Reliance on Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

               SECTION 15.5 Proof of Actions Taken. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board or President, a Vice President, the Treasurer or the Controller of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

               SECTION 15.6 Compensation. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement except as a result of the Warrant Agent's gross negligence or bad faith.

               SECTION 15.7 Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or any one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

               SECTION 15.8 Other Transactions in Securities of Company. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants, or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

               SECTION 15.9 Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

               SECTION 15.10 Reliance on Documents. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, written statement, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent, presented or made by the proper party or parties.

               SECTION 15.11 Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Warrant Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

               SECTION 15.12 Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, a Vice President, the Controller or the Treasurer of the Company, and to make an application to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers. The Warrant Agent shall not be liable for any action taken by, or omission of any action, by the Warrant Agent in accordance with a proposal included in any such application to such officers on or after the date specified in such application (which date shall not be less than five Business Days after the date of any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

               SECTION 16. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company 30 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by (a) the resigning or incapacitated Warrant Agent or (b) by any Holder (who shall with such notice submit his Warrant for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 16, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, by first-class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

               SECTION 17. Identity of Transfer Agent. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

               SECTION 18. Notices. Any notice pursuant to this Agreement by the Company or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be delivered in person or by facsimile transmission, or mailed first-class, postage prepaid, (a) to the Company, at its offices at 350 Hyland Avenue, Costa Mesa, California 92626,
Attention: Secretary, or (b) to the Warrant Agent, at its offices at ____________________________. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.

               Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first-class, postage prepaid, or otherwise delivered, to such Holders at their respective addresses on the books of the Warrant Agent.

               SECTION 19. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holder, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Holders.

               SECTION 20. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

               SECTION 21. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (if not the Company), shall expressly assume, by supplemental agreement executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

               SECTION 22. Applicable Law. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

               SECTION 23. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent, and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders.

               SECTION 24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

               SECTION 25. Captions. The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                    APRIA HEALTHCARE GROUP INC.



(Seal)                              By:_____________________________
                                         Name:
                                         Title:

Attest:



Title


                                    [_______________________________]
                                    As Warrant Agent


(Seal)                              By:_____________________________
                                         Name:
                                         Title:

Attest:



Title:

VOID AFTER 5:00 P.M. [_________________, 2003]


                              Warrants to Purchase

                                  [5,000,000]

                             Shares of Common Stock


                          APRIA HEALTHCARE GROUP INC.

                         COMMON STOCK PURCHASE WARRANTS

               This certifies that, for value received, or registered assigns (the "Holder"), is entitled to purchase from Apria Healthcare Group Inc., a Delaware corporation (the "Company"), at any time from 9:00 a.m., New York City time, on , 2008 until 5:00 p.m., New York time, on , 2003 (the "Expiration Date"), at the purchase price of $20 per share (the "Warrant Price"), the number of shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), shown above. The number of shares purchasable upon exercise of the Common Stock Purchase Warrants (the "Warrants") and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

               Warrants may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed and simultaneous payment of the Warrant Price at the principal office of [_________] (the "Warrant Agent"). Payment of such price shall be made, at the option of the Holder hereof, (i) in cash or by certified or official bank check payable to the Warrant Agent or (ii) by electing to receive that number of shares which is equal to the number of shares for which the Warrants are being exercised, less the number of shares having a current market value (as determined by Section 10.1(d) of the Warrant Agreement referred to below) equal to the aggregate Warrant Price. As provided in the Warrant Agreement referred to below, the Warrant Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant certificate are, at the option of the Company or upon the happening of certain events, subject to modification and adjustment.

               This Warrant certificate is issued under and in accordance with a Warrant Agreement dated as of ____________, 1998, between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement (the "Warrant Agreement"), to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.

               Upon any partial exercise of the Warrants evidenced by this Warrant certificate, there shall be countersigned and issued to the Holder hereof a new Warrant certificate in respect of the shares of Common Stock as to which the Warrants evidenced by this Warrant certificate shall not have been exercised. This Warrant certificate may be exchanged at the office of the Warrant Agent by surrender of this Warrant certificate properly endorsed either separately or in combination with one or more other Warrant certificates for one or more new Warrant certificates evidencing the right of the Holder thereof to purchase the same aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant certificate or certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

               THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY BE OFFERED, PLEDGED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND SUCH LAWS, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

               THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF ____________, 1998 (THE "STOCKHOLDER AGREEMENT"). THE STOCKHOLDER AGREEMENT CONTAINS PROVISIONS REGARDING CERTAIN RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES AND CERTAIN OTHER MATTERS. COPIES OF THE STOCKHOLDER AGREEMENT ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF THE STOCKHOLDER AGREEMENT IS NULL AND VOID.

               The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

               Neither the Warrants nor this Warrant certificate entitles any Holder hereof to any of the rights of a stockholder of the Company.

               This Warrant certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.


Dated:________________, 1998

                                    APRIA HEALTHCARE GROUP INC.




                                    By:_________________________

[Seal]

                                    Attest:______________________
Countersigned:


[____________________________]
Warrant Agent


By:__________________________
      Authorized Signature

                                  PURCHASE FORM

                       (To be executed upon exercise of Warrant)

To:  Apria Healthcare Group Inc.

               The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder, _______ shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $__________.

                        The Purchase Price shall be paid:

                        __________in cash, certified check or official bank check; or

                        __________by electing to receive that number of shares which is equal to the number of shares for which the Warrants are being exercised, less the number of shares having a current market value (as determined by Section 10.1(d) of the Warrant Agreement between the Company and [___________], as Warrant Agent, dated , 1998.

                       Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

PLEASE INSERT SOCIAL SECURITY         NAME__________________________
OR OTHER IDENTIFYING NUMBER             (Please Print Name and Address)
OF ASSIGNEE

_________________________             Address__________________________

_________________________             Signature________________________

                                      NOTE: The above signature should
                                            correspond exactly with the name
                                            on the face of this Warrant
                                            certificate or with the name of the
                                            assignee appearing in the assign
                                            ment form below and must be
                                            guaranteed by an eligible
                                            guarantor institution with
                                            membership in an approved
                                            Signature Guarantee Medallion
                                            Program.


And, if said number of shares shall not be all the shares purchasable under the within Warrant certificate, a new Warrant certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash.

                                    ASSIGNMENT

        (To be executed only upon assignment of Warrant certificate to the extent such assignment is permissible under the terms of the Warrant Agreement)

          For value received,           hereby sells, assigns and transfers unto
the within Warrant certificate, together with all right, title and interest
therein, and does hereby irrevocably constitute and appoint         attorney, to
transfer said Warrant certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:______________, 1998          __________________________________

                                    NOTE: The above signature should
                                          correspond exactly with the name
                                          on the face of this Warrant
                                          certificate and must be guaranteed
                                          by an eligible guarantor institution
                                          with membership in an approved
                                          Signature Guarantee Medallion
                                          Program.